                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                                DOUBLECLICK INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                Not Applicable.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               (DOUBLECLICK LOGO)

                                                                  April 26, 2004

Dear Stockholders:

     You are cordially invited to attend the 2004 Annual Meeting of Stockholders of DoubleClick Inc., to be held at the Company's principal offices located at 111 Eighth Avenue, 10th Floor, New York, New York 10011 on Monday, June 7, 2004 at 9:30 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card promptly in the accompanying reply envelope, or follow the instructions for voting by phone or via the Internet, if applicable. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so at the Annual Meeting.

     The Proxy Statement and the accompanying form of proxy are first being mailed to the Stockholders of DoubleClick Inc. entitled to vote at the Annual Meeting on or about April 28, 2004.

     We look forward to seeing you at the Annual Meeting.

                                           Sincerely,

                                           /s/ Kevin P. Ryan
                                           KEVIN P. RYAN
                                           Chief Executive Officer and Director

                             YOUR VOTE IS IMPORTANT

     IN ORDER TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES OR CANADA), OR FOLLOW THE INSTRUCTIONS FOR VOTING BY PHONE OR VIA THE INTERNET, IF APPLICABLE.

                                DOUBLECLICK INC.
                               111 EIGHTH AVENUE
                            NEW YORK, NEW YORK 10011
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2004
                             ---------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of DoubleClick Inc., a Delaware corporation (the "Company"), will be held at the Company's principal offices located at 111 Eighth Avenue, 10th Floor, New York, NY 10011 on June 7, 2004 at 9:30 a.m. (New York time) for the following purposes, as more fully described in this Proxy Statement:

     (1) To elect three directors to serve until the 2007 annual meeting of stockholders or until their respective successors shall have been duly elected and qualified;

     (2) To ratify the audit committee's selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2004; and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     Only stockholders of record at the close of business on April 19, 2004 will be entitled to notice of, and to vote at, the Annual Meeting. The Company's stock transfer books will remain open between the record date and the date of the Annual Meeting. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the meeting during regular business hours at the Company's principal executive offices at the address set forth above.

     All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting, your vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada, or follow the instructions provided for voting by phone or via the Internet, if applicable. If you receive more than one proxy because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors

                                          /s/ Kevin P. Ryan
                                          KEVIN P. RYAN
                                          Chief Executive Officer and Director
New York, New York
April 26, 2004

     IT IS IMPORTANT THAT YOU COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY, OR FOLLOW THE INSTRUCTIONS FOR VOTING BY PHONE OR VIA THE INTERNET, IF APPLICABLE.

     IF YOU PLAN TO ATTEND: PLEASE NOTE THAT ADMISSION TO THE MEETING WILL BE ON A FIRST-COME, FIRST-SERVED BASIS. EACH STOCKHOLDER MAY BE ASKED TO PRESENT VALID PICTURE IDENTIFICATION, SUCH AS A DRIVER'S LICENSE OR PASSPORT, AND PROOF OF OWNERSHIP OF COMPANY STOCK AS OF THE RECORD DATE, SUCH AS THE ENCLOSED PROXY OR A BROKERAGE STATEMENT REFLECTING STOCK OWNERSHIP AS OF THE RECORD DATE.

                                DOUBLECLICK INC.

                             ---------------------

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 7, 2004

                             ---------------------

GENERAL

     This Proxy Statement is furnished to stockholders of record of DoubleClick Inc., a Delaware corporation (the "Company"), as of April 19, 2004 in connection with the solicitation of proxies by the board of directors of the Company (the "Board of Directors" or "Board") for use at the annual meeting of stockholders to be held on June 7, 2004 at 9:30 a.m. (New York time) or at any adjournment of postponement (the "Annual Meeting").

     The Company's Annual Report on Form 10-K (which does not form a part of the proxy solicitation materials), containing consolidated financial statements for the fiscal year ended December 31, 2003, is being distributed to stockholders together with this Proxy Statement.

     The Company's principal executive offices are located at 111 Eighth Avenue, 10th Floor, New York, New York 10011. This Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders of the Company entitled to vote at the Annual Meeting on or about April 28, 2004.

PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the Notice of Annual Meeting of Stockholders (collectively, the "Proposals"). Each Proposal is described in more detail in this Proxy Statement.

VOTING SECURITIES

     As of the close of business on April 19, 2004, other than the FloNetwork Special Voting Share described below, the Company's shares of common stock, par value $0.001 per share ("Common Stock"), were the Company's only outstanding voting securities. Each holder of Common Stock is entitled to one vote for each share held.

     In connection with the Company's acquisition of FloNetwork Inc., an Ontario corporation, the Company issued one special voting share (the "FloNetwork Special Voting Share"). The FloNetwork Special Voting Share is entitled to vote at annual meetings of stockholders together with Common Stock as a single class. The FloNetwork Special Voting Share is entitled to up to that number of votes equal to the number of exchangeable shares of Thunderball Acquisition II Inc. ("Exchangeable Shares") outstanding on any such applicable record date (175 shares as of April 19, 2004) other than those Exchangeable Shares which are held by the Company or its affiliates. Exchangeable Shares were issued to certain FloNetwork Inc. shareholders in connection with the acquisition. Thunderball Acquisition II Inc. is an indirect subsidiary of the Company that holds all of the outstanding shares of FloNetwork Inc. Voting rights under the FloNetwork Special Voting Share are exercisable by CIBC Mellon Trust Company, as trustee for the holders of Exchangeable Shares, in accordance with instructions duly received from holders of Exchangeable Shares. To the extent that no such instructions are received, such voting rights will not be exercised.

VOTING AND PROXIES

     At the Annual Meeting, each stockholder of record at the close of business on April 19, 2004 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On April 19, 2004, there were 135,682,434 shares of Common Stock outstanding, including 175 shares exchangeable into shares of the Company's Common Stock.

     Under the Company's by-laws, the holders of 50% of the shares of the Company's stock issued, outstanding and entitled to vote on any matter shall constitute a quorum at the Annual Meeting. Shares of stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     Shares cannot be voted at the Annual Meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies, whether given by proxy card, phone or the Internet, that are received in time for the Annual Meeting will be voted at the Annual Meeting in accordance with instructions thereon, or if no instructions are given, will be voted (1) "FOR" the election of the named nominees as directors of the Company and (2) "FOR" the ratification of PricewaterhouseCoopers LLP, independent public auditors, as the Company's auditors for the fiscal year ending December 31, 2004, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as Class I directors of the Company to serve until the 2007 Annual Meeting of Stockholders or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of another nominee proposed by the Board of Directors or a lesser number of directors as proposed by the Board of Directors. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each nominee is currently a director of the Company.

     In accordance with the terms of the Company's amended and restated certificate of incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of the Company's stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares of the Company's stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting is required to elect each director. This means that the director nominee with the most affirmative votes for a particular position is elected for that position. Withheld votes and abstentions have no effect on the outcome.

     The Board of Directors currently has eight members. Messrs. Thomas S. Murphy, Mark E. Nunnelly and Kevin J. O'Connor are Class I directors whose terms expire at the Annual Meeting and each of whom is a nominee for election. Messrs. Dwight A. Merriman, Kevin P. Ryan and David N. Strohm are Class II directors whose terms expire at the 2005 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). Messrs. W. Grant Gregory and Don Peppers are Class III directors whose terms expire at the 2006 annual meeting of stockholders (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

     There are no family relationships among the director nominees and executive officers of the Company.

INFORMATION REGARDING THE NOMINEES FOR ELECTION AS DIRECTORS (CLASS I DIRECTORS)

     The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees has been furnished to the Company by the nominees. Except as indicated, each nominee has had the same principal occupation for the last five years.

     Thomas S. Murphy, 78, has served as a director of the Company since March 1998. From 1966 until 1990, Mr. Murphy served as Chief Executive Officer and Chairman of the board of Capital Cities/ABC, Inc., a major media company. From 1990 until 1994, Mr. Murphy relinquished the title of Chief Executive Officer but resumed this title again from 1994 until 1996. Since February 1996, Mr. Murphy has been retired. Mr. Murphy currently serves on the board of directors of Berkshire Hathaway Inc.

     Mark E. Nunnelly, 45, has served as a director of the Company since June 1997. Since 1990, Mr. Nunnelly has served as a Managing Director of Bain Capital Holdings, LLC, a private investment company. Mr. Nunnelly currently serves as a director of Domino's Pizza, a pizza delivery company, and Houghton Mifflin Company, a U.S. educational publisher.

     Kevin J. O'Connor, 43, has served as Chairman of the Board of Directors since the Company's inception in January 1996. From January 1996 until July 2000, Mr. O'Connor also served as the Company's Chief Executive Officer. Mr. O'Connor currently advises and invests in several early stage companies. Mr. O'Connor serves as a director of 1-800-FLOWERS.COM, Inc., a gift company, and Internet Security Systems, Inc., a security software company.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THOMAS S. MURPHY, MARK E. NUNNELLY AND KEVIN J. O'CONNOR AS CLASS I DIRECTORS UNTIL THE 2007 ANNUAL MEETING OF STOCKHOLDERS.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THE ANNUAL MEETING

     The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each director who is not a nominee for election at the Annual Meeting has been furnished to the Company by such director. Except as indicated, each of these directors has had the same principal occupation for the last five years.

CLASS II DIRECTORS (TERMS EXPIRE AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS)

     Dwight A. Merriman, 35, has served as a director of the Company since its inception in January 1996. Mr. Merriman has served as the Company's Chief Technology Officer since February 1996, and served as its Vice President, Engineering from January 1996 until February 1996.

     Kevin P. Ryan, 40, has served as a director and as the Company's Chief Executive Officer since July 2000. Mr. Ryan served as the Company's Chief Operating Officer from April 1998 until July 2000 and as President from July 1997 until July 2000. From June 1996 to March 1998, Mr. Ryan served as the Company's Chief Financial Officer. Mr. Ryan serves as a director of AdLINK Internet Media AG, a German provider of Internet advertising solutions.

     David N. Strohm, 56, has served as a director of the Company since June 1997. Since 1980, Mr. Strohm has been an employee of Greylock Management Corporation, a venture capital group, and he is a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm currently serves as a director of Switchboard, Inc., a company that provides directory technology and online yellow pages solutions, Internet Security Systems, Inc., a security software company, and EMC Corporation, an information storage and management company.

CLASS III DIRECTORS (TERMS EXPIRE AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS)

     W. Grant Gregory, 63, has served as a director of the Company since its inception in January 1996. Since 1987, Mr. Gregory has served as Chairman of Gregory & Hoenemeyer, Inc., a merchant banking firm. Mr. Gregory serves as a director of AMBAC Financial Group, a financial services company, and MCI, Inc., a global communications provider.

     Don Peppers, 53, has served as a director of the Company since January 1998. Since January 1992, Mr. Peppers has served as a founding partner at the management consulting firm Peppers & Rogers Group, a unit of Carlson Companies. Mr. Peppers serves on the board of directors of Modem Media, Inc.

COMPENSATION OF DIRECTORS

     Cash Compensation. Non-employee directors currently receive an annual retainer of $10,000 for their services on the Board. Committee members currently receive an annual retainer of $2,500 for each committee upon which they sit, and committee chairs receive an additional $2,500 annual retainer for each committee that they chair. Directors who are Company employees receive no additional special compensation for serving as directors, but all directors are reimbursed for expenses incurred in connection with attending Board and committee meetings. Committee retainers are not paid to directors who are officers or employees of the Company.

     Stock Option Grants. Under the Automatic Option Grant Program under the Company's Amended and Restated 1997 Stock Incentive Plan (the "Amended 1997 Plan"), each non-employee member of the Board of Directors is automatically granted a non-statutory option to purchase 100,000 shares of Common Stock at the time of his or her initial election or appointment to the Board of Directors, provided that individual has not previously been in the employ of the Company or any parent or subsidiary of the Company. On the date of each annual meeting of stockholders, each individual who is to continue to serve as a member of the Board of Directors, whether or not that individual is standing for re-election to the Board of Directors at that particular annual meeting, will automatically be granted a non-statutory option to purchase 20,000 shares of Common Stock, provided such individual has served as a non-employee member of the Board of Directors for at least six months. All automatic option grants will have an exercise price equal to the fair market value per share of Common Stock on the grant date and will have a term of ten years, subject to earlier termination following the optionee's cessation of service on the Board of Directors. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee member of the Board of Directors cease prior to the vesting in those shares. The initial grant of 100,000 shares will vest in successive equal annual installments over the optionee's initial four-year period of service on the Board of Directors. Each subsequent grant of 20,000 shares will vest in full upon the optionee's completion of one year of service on the Board of Directors, as measured from the grant date. However, each outstanding option will immediately vest upon (1) certain changes in the ownership or control of the Company or (2) the death or permanent disability of the optionee while serving on the Board of Directors.

     Pursuant to these provisions, on May 28, 2003, each of Messrs. Gregory, Murphy, Nunnelly, Strohm and Peppers received an automatic option grant to purchase 20,000 shares of Common Stock at an exercise price of $10.08 per share.

     Other Arrangements. Mr. Kevin O'Connor, the Chairman of the Board of Directors, is an employee of the Company and for the year ended 2003 received total cash compensation of $55,000. Mr. O'Connor received options to purchase 20,000 shares of Common Stock at an exercise price of $6.24 per share on February 3, 2003 and 20,000 shares of Common Stock at an exercise price of $10.08 per share on May 28, 2003.

                                   PROPOSAL 2

            RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC AUDITORS

     The Audit Committee of the Board of Directors appointed PricewaterhouseCoopers LLP, independent public auditors, as the Company's independent auditors to serve for the year ending December 31, 2004. Although stockholder ratification of the selection of independent auditors is not required, the Board of Directors considers it desirable for the stockholders to vote upon this selection. The affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting is required to ratify the selection of independent auditors. Abstentions will be counted as present and entitled to vote, and will have the effect of a negative vote with respect to this proposal. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP as independent auditors, the Audit Committee will consider the selection of other independent auditors. Even if the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will also be available to answer appropriate questions from stockholders.

AUDIT FEES

     The following table summarizes the fees of PricewaterhouseCoopers LLP, the Company's independent auditors, incurred by the Company for each of the last two fiscal years for audit services and incurred by the Company in each of the last two fiscal years for other services:

                                                  2003    2002
                                                  -----   -----
                                                  (IN MILLIONS)
Audit Fees (1)..................................  $0.9    $0.6
Audit Related Fees (2)..........................  $0.3    $0.6
Tax Fees (3)....................................  $0.1    $0.6
All Other Fees..................................    --      --
                                                  ----    ----
     Total Fees.................................  $1.3    $1.8

---------------

(1) Audit fees consist of fees for professional services rendered for the audits of the consolidated financial statements of the Company, statutory audits, issuance of consents and assistance with review of documents filed with the Securities and Exchange Commission (the "Commission").

(2) Audit-related fees consist of fees for assurance and related services with respect to employee benefit plan audits, due diligence related to mergers and acquisitions, an audit in connection with a disposition of a business and internal control reviews.

(3) Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for $15,645 of the total tax fees paid for 2003 and $237,000 of the total tax fees paid for 2002. Tax advice and tax planning services relate to assistance with tax audits and appeals, tax advice related to mergers and acquisitions, implementation advice on integrations and restructurings, international tax advice and expatriate tax planning.

     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

     From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

     The Audit Committee may also delegate to each individual member of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of March 31, 2004 by (1) each person (or group of affiliated persons) who is known by the Company to beneficially own five percent or more of the Company Common Stock, (2) each of the Company's directors and executive officers named in the Summary Compensation Table and (3) all of the Company's directors and executive officers as a group. Except as specified below, all persons listed have sole voting and investment power with respect to their shares and can be reached at the Company's headquarters located at 111 Eighth Avenue, New York, New York 10011.

                                                              BENEFICIAL OWNERSHIP (1)
                                                              ------------------------
                                                                SHARES         PERCENT
                                                              -----------      -------
Kevin J. O'Connor (2).......................................    6,845,518        4.8
Kevin P. Ryan (3)...........................................    2,622,266        1.8
Dwight A. Merriman (4)......................................    4,020,500        2.8
David S. Rosenblatt (5).....................................      737,985        *
Brian M. Rainey (6).........................................      367,368        *
Bruce Dalziel (7)...........................................      199,910        *
Mok Choe (8)................................................      210,198        *
John Healy..................................................           --        *
W. Grant Gregory (9)........................................      204,718        *
Thomas S. Murphy (10).......................................      220,200        *
Mark E. Nunnelly (11).......................................      155,912        *
Don Peppers (12)............................................      152,910        *
David N. Strohm (13)........................................      218,376        *
FMR Corp. (14)..............................................   12,153,697        8.6
Mazama Capital Management, Inc. (15)........................    6,900,411        4.9
All current directors and executive officers as a group (14
  persons) (16).............................................   15,999,968       10.9

---------------

  *  Less than one percent.

 (1) Gives effect to the shares of Common Stock issuable upon the exercise of all options exercisable within 60 days of March 31, 2004 and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to shares. Percentage ownership is calculated based on shares of the Company's Common Stock outstanding as of March 31, 2004.

 (2) Includes (i) 483,244 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004; (ii) 15,680 shares of Common Stock held by Nancy O'Connor, Mr. O'Connor's wife; (iii) 856 shares of Common Stock held by Mr. O'Connor pursuant to the DoubleClick Inc. 401(k) Plan; (iv) 150,000 shares of Common Stock held by the KN Trust, of which Nancy O'Connor is a trustee; (v) 21,069 shares of Common Stock held by The KONO 1999 Charitable Remainder Trust, of which Mr. O'Connor and his wife are the beneficiaries, but Mr. O'Connor's brother, who does not live with Mr. O'Connor, is the trustee; and (vi) 33,005 shares of Common Stock held by the KONO 1999 NIM-Charitable Remainder Unitrust, of which Mr. O'Connor and his wife are the beneficiaries, but Mr. O'Connor's brother, who does not live with Mr. O'Connor, is the trustee. Mr. O'Connor has not retained investment control over the shares held by the KONO 1999 Charitable Remainder Trust and the KONO 1999 NIM-Charitable Remainder Unitrust, and, therefore, Mr. O'Connor disclaims all beneficial ownership of these shares. Of the shares beneficially owned by Mr. O'Connor, he does not have sole investment control over 770,000 shares of Common Stock that are subject to a planned selling program pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 (3) Includes (i) 2,288,637 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004; and (ii) 2,532 shares of Common Stock held by Mr. Ryan pursuant to the DoubleClick Inc. 401(k) Plan. Does not include 1,016,963 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2004.

 (4) Includes (i) 688,062 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004; and (ii) 2,656 shares of Common Stock held by Mr. Merriman pursuant to the DoubleClick Inc. 401(k) Plan. Does not include 80,338 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2004.

 (5) Includes (i) 726,936 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004; and (ii) 2,549 shares of Common Stock held by Mr. Rosenblatt pursuant to the DoubleClick Inc. 401(k) Plan. Does not include 248,064 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2004.

 (6) Includes (i) 303,884 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004; and (ii) 4,808 shares of Common Stock held by Mr. Rainey pursuant to the DoubleClick Inc. 401(k) Plan. Does not include 103,926 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2004.

 (7) Includes (i) 188,261 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004; and (ii) 2,649 shares of Common Stock held by Mr. Dalziel pursuant to the DoubleClick Inc. 401(k) Plan. Does not include 189,239 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2004.

 (8) Includes (i) 205,934 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004; and (ii) 2,264 shares of Common Stock held by Mr. Choe pursuant to the DoubleClick Inc. 401(k) Plan. Does not include 269,066 shares of Common Stock issuable upon the exercise of stock options that do not vest within 60 days of March 31, 2004.

 (9) Includes 120,000 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004.

(10) Includes 200,000 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004.

(11) Includes 100,000 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004.

(12) Includes 115,000 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004.

(13) Includes 120,000 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004. Does not include 40,000 shares held by the Strohm-Reavis Living Trust for which Mr. Strohm is a trustee.

(14) This information is derived from a Schedule 13G dated February 16, 2004, filed with the Commission by FMR Corp. ("FMR"). FMR has sole dispositive power with respect to all 12,153,697 of the shares and sole voting power with respect to 4,487,338 of the 12,153,697 shares. FMR's address is 82 Devonshire Street, Boston, Massachusetts 02109.

(15) This information is derived from a Schedule 13G dated February 13, 2004, filed with the Commission by Mazama Capital Management, Inc. ("MCM"). MCM has sole dispositive power with respect to all 6,900,411 of the shares and sole voting power with respect to 3,701,250 of the 6,900,411 shares. MCM's address is One S.W. Columbia, Suite 1500, Portland, Oregon 97258.

(16) Includes (i) 5,582,523 shares of Common Stock issuable upon the exercise of stock options within 60 days of March 31, 2004; and (ii) 18,814 shares of Common stock held pursuant to the DoubleClick Inc. 401(k) Plan.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

     The Company's executive officers are as follows:

NAME                                AGE                      POSITION
----                                ---                      --------
Kevin P. Ryan.....................  40    Chief Executive Officer and Director
Bruce D. Dalziel..................  46    Chief Financial Officer
Dwight A. Merriman................  35    Chief Technology Officer and Director
David S. Rosenblatt...............  36    President
Mok Choe..........................  45    Chief Information Officer
Brian M. Rainey...................  42    Senior Vice President and General Manager,
                                          Abacus
Peter Krainik.....................  46    Chief Marketing Officer
Cory Douglas......................  37    Vice President, Corporate Finance and
                                          Controller

        INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Bruce D. Dalziel has served as the Company's Chief Financial Officer since October 2001. From August 2001 to October 2001, Mr. Dalziel served as the Company's acting Chief Financial Officer. From January 2001 to August 2001, Mr. Dalziel served as the Company's Vice President of Finance and Operations, Technology, Data and Research. Mr. Dalziel joined the Company in September 2000 as Vice President of Financial Planning and Analysis and continued in this position until January 2001. From September 1986 to August 2000, Mr. Dalziel served in a variety of roles at Prudential Insurance Company of America, including Chief Financial Officer for International Insurance and Fixed Income Portfolio Manager.

     David S. Rosenblatt has served as the Company's President since December 2001. From November 2000 until December 2001, he served as the Company's President, Technology, Data and Research. From October 1999 until November 2000, Mr. Rosenblatt served as the Company's Senior Vice President of Global Technology Solutions. Prior to that, Mr. Rosenblatt was Vice President and General Manager of the Company's Closed-Loop Marketing Solutions, which he launched in August 1998 and he also served as the Director of Strategic Planning. Mr. Rosenblatt joined DoubleClick in August 1997 as the Product Manager of the DART for Publishers service and continued in this position until August 1998.

     Mok Choe has served as the Company's Chief Information Officer since December 2001. From May 1999 to November 2001, Mr. Choe was co-Chief Information Officer and the Vice President, Applications Development of Ameritrade, Inc., an online securities trading company. From July 1997 to April 1999, Mr. Choe was Assistant Vice President of Nationwide Mutual Insurance Company.

     Brian M. Rainey has served as Senior Vice President and General Manager of the Company's Abacus division since January 2001. From November 2000 until January 2001, Mr. Rainey served as the acting President and then the President of the Company's Abacus division. From June 1999 until November 2000, Mr. Rainey served as Executive Vice President and Chief Performance Officer of Abacus, which was acquired by, and became a division of the Company in November 1999. From January 1998 until June 1999, Mr. Rainey served as Executive Vice President, Merchandise Services at Abacus and from January 1996 until January 1998 as Senior Vice President, Catalog Client Services.

     Peter Krainik has served as the Company's Chief Marketing Officer since January 2004. From December 2003 until January 2004, Mr. Krainik was Vice President and General Manager of the Consumer Goods division of Siebel Systems, Inc., a provider of business applications software. From February 2002 until November 2003, Mr. Krainik held several executive positions at Mars, Incorporated, including Vice President of Sales and Chief eBusiness Officer. Prior to his time at Mars, Incorporated, Mr. Krainik served as Vice President, Consumer Sector, at i2 Technologies, a provider of supply chain management solutions.

     Cory Douglas has served as the Company's Vice President, Corporate Finance and Controller since August 2002. Mr. Douglas was the Company's Vice President, Planning and Analysis from April 2002 until

August 2002 and the Company's Vice President, Finance, TechSolutions from April 2000 until April 2002. Mr. Douglas also served as the Company's Assistant Controller from April 1999 until April 2000. Prior to that, Mr. Douglas served as a Finance Manager at Colgate-Palmolive Company, a consumer products company, from 1997 until April 1999.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation paid for the years ended December 31, 2001, 2002 and 2003 to the Company's Chief Executive Officer, the Company's four most highly compensated executive officers other than the Chief Executive Officer, who served as executive officers as of December 31, 2003 and one other individual who was an executive officer during 2003 (together, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                     COMPENSATION/
                                        ANNUAL COMPENSATION (1)         AWARDS
                                     -----------------------------    UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY ($)   BONUS ($)      OPTION       COMPENSATION
---------------------------          ----   ----------   ---------   -------------   ------------
Kevin P. Ryan......................  2003    $360,000    $444,600        400,000
  Chief Executive Officer            2002     300,000     300,000        800,000
                                     2001     291,667     168,000      1,500,000(2)
David S. Rosenblatt................  2003    $275,000    $250,000        160,000
  President                          2002     275,000     183,000              0
                                     2001     279,167     134,750        725,000
Brian M. Rainey....................  2003    $241,667    $185,000        100,000
  Senior Vice President and          2002     225,000     150,000         26,250
  General Manager, Abacus            2001     227,083      55,000        103,750       $ 26,325(3)
Bruce Dalziel......................  2003    $266,667    $220,000        100,000
  Chief Financial Officer            2002     235,417     190,000        212,500
                                     2001     188,104      63,838        105,500
Mok Choe...........................  2003    $300,000    $240,000        100,000       $ 25,000(4)
  Chief Information Officer          2002     300,000     225,000         75,000        118,888(5)
                                     2001      25,000       8,285        300,000
John V. Healy (6)..................  2003    $250,000    $      0        100,000       $326,988(7)
  Former Senior Vice President,      2002     234,863           0        155,000        143,219(8)
  TechSolution Sales                 2001           0           0              0

---------------

(1) In accordance with the rules of the Commission, other annual compensation in the form of perquisites and other personal benefits has been omitted for each of the Named Executive Officers because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of such Named Executive Officers for the years ended December 31, 2001, 2002 and 2003.

(2) Mr. Ryan was granted additional options to purchase 500,000 shares of Common Stock in 2001, which were subsequently cancelled.

(3) Consists solely of commissions.

(4) Consists solely of an installment payment pursuant to a sign-on bonus.

(5) Consists of an installment payment pursuant to a sign-on bonus and relocation expenses.

(6) Mr. Healy resigned as the Company's Senior Vice President, TechSolution Sales as of December 12, 2003 and remained in the employment of the Company on a leave of absence until January 2004.

(7) Consists of severance pay and commissions.

(8) Consists of a one time sign on bonus and commissions.

OPTION GRANTS IN LAST YEAR

     The following table sets forth certain information regarding options granted to the Named Executive Officers during 2003. The Company has not granted any stock appreciation rights to any of the Named Executive Officers.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2003

                                    INDIVIDUAL GRANTS
                          -------------------------------------                     POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF    % OF TOTAL                                     ASSUMED ANNUAL RATES OF
                            SHARES        OPTIONS                                    STOCK PRICE APPRECIATION FOR
                          UNDERLYING    GRANTED TO    EXERCISE                             OPTION TERM (3)
                            OPTIONS      EMPLOYEES    PRICE PER                     ------------------------------
NAME                      GRANTED (1)   IN 2003 (2)     SHARE     EXPIRATION DATE        5%               10%
----                      -----------   -----------   ---------   ---------------   ------------      ------------
Kevin P. Ryan (4).......    400,000        7.48%        $8.44         11/03/2010     $1,368,737        $3,195,073
David S. Rosenblatt
  (5)...................    160,000        2.99          8.59         05/01/2010        547,134         1,286,767
Brian M. Rainey (6).....    100,000        1.87          8.59         05/01/2010        341,958           804,229
Bruce Dalziel (7).......    100,000        1.87          8.59         05/01/2010        341,958           804,229
Mok Choe (8)............    100,000        1.87          8.59         05/01/2010        341,958           804,229
John V. Healy...........    100,000        1.87          8.59         03/31/2004(9)      37,175            79,850

---------------

(1) The vesting schedule for these options will accelerate by one year in the event of a change in control of the Company, and will accelerate in full in the event the optionee's service with the Company is terminated (actually or constructively) other than for misconduct within one year following the change in control.

(2) During 2003, the Company granted employees options to purchase an aggregate of 5,346,277 shares of Common Stock.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company's Common Stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(4) Twenty-five percent of Mr. Ryan's option to purchase 400,000 shares (having an exercise price per share of $8.44) vests on November 3, 2004, the balance vests in substantially equal installments over the following thirty-six month period.

(5) Twenty-five percent of Mr. Rosenblatt's option to purchase 160,000 shares (having an exercise price per share of $8.59) vests on May 1, 2004, the balance vests in substantially equal installments over the following thirty-six month period.

(6) Twenty-five percent of Mr. Rainey's option to purchase 100,000 shares (having an exercise price per share of $8.59) vests on May 1, 2004, the balance vests in substantially equal installments over the following thirty-six month period.

(7) Twenty-five percent of Mr. Dalziel's option to purchase 100,000 shares (having an exercise price per share of $8.59) vests on May 1, 2004, the balance vests in substantially equal installments over the following thirty-six month period.

(8) Twenty-five percent of Mr. Choe's option to purchase 100,000 shares (having an exercise price per share of $8.59) vests on May 1, 2004, the balance vests in substantially equal installments over the following thirty-six month period.

(9) All options granted to Mr. Healy in 2003 had an original expiration date of May 1, 2010. Pursuant to Mr. Healy's Separation Agreement, all outstanding options held by him expired on March 31, 2004.

OPTION EXERCISE AND YEAR-END VALUES

     The following table sets forth certain information concerning options to purchase Common Stock exercised by the Named Executive Officers during 2003 and the number and value of unexercised options held by each of the Named Executive Officers at December 31, 2003.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SHARES            VALUE OF UNEXERCISED
                               SHARES                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                             ACQUIRED ON    VALUE     OPTIONS AT FISCAL YEAR END     AT DECEMBER 31, 2003 (2)
                              EXERCISE     REALIZED   ---------------------------   ---------------------------
NAME                             (#)        ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         -----------   --------   -----------   -------------   -----------   -------------
Kevin P. Ryan..............         0      $     0     1,964,337      1,341,263     $5,588,859     $3,169,055
David S. Rosenblatt........         0            0       624,611        375,389      1,633,025        717,382
Brian M. Rainey............     5,714       41,972       263,607        144,203        256,313        290,661
Bruce Dalziel..............         0            0       178,193        249,307        454,553        534,808
Mok Choe...................         0            0       148,122        326,878        234,576        534,172
John V. Healy (3)..........         0            0        56,041        198,959         82,023        507,225

---------------

(1) Value represents the difference between the closing price per share of the Company's Common Stock on the date of exercise and the exercise price per share, multiplied by the number of shares acquired per exercise.

(2) These values have been calculated on the basis of the closing price per price of the Company's Common Stock on December 31, 2003 of $10.30 per share, less applicable exercise price per share, multiplied by the number of shares underlying such options.

(3) Mr. Healy's unexercised options expired on March 31, 2004.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information, as of December 31, 2003, concerning securities authorized for issuance under all equity compensation plans of the Company.

                                             (A)                     (B)                    (C)
                                     -------------------      -----------------   ------------------------
                                          NUMBER OF                                 NUMBER OF SECURITIES
                                      SECURITIES TO BE                            REMAINING AVAILABLE FOR
                                         ISSUED UPON          WEIGHTED AVERAGED    FUTURE ISSUANCE UNDER
                                         EXERCISE OF          EXERCISE PRICE OF     EQUITY COMPENSATION
                                         OUTSTANDING             OUTSTANDING          PLANS (EXCLUDING
                                      OPTIONS, WARRANTS       OPTIONS, WARRANTS   SECURITIES REFLECTED IN
PLAN CATEGORY                            AND RIGHTS              AND RIGHTS             COLUMN (A))
-------------                        -------------------      -----------------   ------------------------
Equity Compensation Plans Approved
  by Security Holders..............      18,583,969(1)(2)          $14.52                15,228,430(3)
Equity Compensation Plans Not
  Approved by Security Holders.....              --                    --                   750,000(4)
                                         ----------                ------                ----------
          Total....................      18,583,969                $14.52                15,978,430
                                         ==========                ======                ==========

---------------

(1) Represents shares of Common Stock issuable on exercise under the following equity compensation plans: (i) DoubleClick Amended and Restated 1997 Stock Option Plan, (ii) Abacus Direct Corporation 1989 Amended and Restated Stock Option Plan, (iii) Abacus Direct Corporation 1996 Amended and Restated Stock Incentive Plan, (iv) Abacus Direct Corporation 1999 Stock Incentive Plan,
    (v) NetGravity, Inc. 1995 Stock Option Plan, (vi) NetGravity, Inc. 1998 Stock Plan, (vii) NetGravity, Inc. Director Option Plan, (viii) Flashbase, Inc. 1999 Equity Incentive Plan,

    (ix) FloNetwork Inc. Share Incentive Plan, (x) MessageMedia, Inc. 1995 Stock Plan, and (xi) MessageMedia, Inc. 1999 Non-Officer Stock Option Plan.

(2) The 1999 Employee Stock Purchase Plan completes its semi-annual issuance of securities on January 31st and July 31st of each year. Accordingly, there no unissued securities under this plan to be included in this calculation.

(3) Represents 12,183,826 shares remaining available for issuance under the Company's Amended and Restated 1997 Stock Incentive Plan and 3,044,604 shares remaining available for issuance under the Company's 1999 Employee Stock Purchase Plan.

(4) Represents 750,000 shares authorized and remaining available for issuance under the Company's 1999 Non-Officer Stock Option Plan.

     1999 Non-Officer Stock Option Plan. In 1999, the Company implemented the 1999 Non-Officer Stock Option Plan (the "1999 Plan"), pursuant to which a total of 750,000 shares of Common Stock have been authorized for issuance. To date, no options have been granted, or shares issued, under the 1999 Plan.

     The 1999 Plan is administered by the Compensation Committee or the Plan Administrator and is divided into two separate components: (i) a discretionary option grant program under which eligible individuals in the Company's employ or service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price not less than 85% of the fair market value of the Common Stock on the grant date and (ii) a stock issuance program under which such individuals may, at the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than 100% of the fair market value at the time of issuance or as a bonus tied to one or more performance goals established by the Plan Administrator.

     In the event that the Company decides to grant any options or issue any shares under the 1999 Plan, the Plan Administrator will have complete discretion to determine which eligible individuals are to receive such option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding.

     In the event that the Company is acquired by merger or sale of substantially all of its assets or securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, each outstanding option under the discretionary option grant program which is not to be assumed by the successor corporation or is otherwise to continue in effect pursuant to the express terms of the transaction will automatically accelerate in full, and all unvested shares under the discretionary option grant program and stock issuance program will immediately vest, except to the extent (i) the options are assumed in connection with the transaction or are otherwise to continue in effect, (ii) the options are to be replaced by a cash incentive program with specified terms and conditions, or (iii) the acceleration of the options are subject to other limitations imposed by the Plan Administrator. The Plan Administrator will have complete discretion to provide for accelerated vesting of options upon (i) an acquisition of the Company, whether or not those options are assumed or continued in effect, or (ii) the termination of the holder's service within a designated period following an acquisition in which those options are assumed or continued in effect. The vesting of outstanding shares under the stock issuance program may be accelerated upon similar terms and conditions.

     The 1999 Plan will terminate on the earliest of (i) April 8, 2009, (ii) the date on which all shares available for issuance under the 1999 Plan have been issued as fully-vested shares, or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL PROVISIONS

     There are no employment agreements with the Company's Named Executive Officers. The vesting of all options granted since October 1, 2001 to certain employees of the Company at the Vice President level and above accelerate by one year upon the occurrence of a change of control; in addition, the vesting of all options granted since October 1, 2001 to the Chief Executive Officer and those executives who report directly to the Chief Executive Officer accelerate in full in the event the optionee's service with the Company is terminated (actually or constructively) other than for misconduct within one year following the change of control. Other than those vesting provisions, there are no agreements with the Company's Named Executive Officers that contain a change in control provision.

SEPARATION AGREEMENT

     As of December 12, 2003, the Company entered into a separation letter agreement with Mr. John Healy. Under the terms of the separation letter agreement, Mr. Healy resigned as Senior Vice President, TechSolution Sales, but continued as an employee of the Company until the date upon which he began new employment (the "Termination Date"). Following his resignation, the Company paid Mr. Healy a lump sum payment of $225,000 pursuant to the terms of his separation letter agreement. All outstanding options held by Mr. Healy expired on March 31, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 3, 2003, the Company entered into an agreement with Kevin Ryan, a director and Chief Executive Officer of the Company, pursuant to which Mr. Ryan agreed to cancel certain options to purchase a total of 2,137,084 shares of Common Stock. In exchange, the Company provided Mr. Ryan with more favorable vesting provisions for another option held by him. The Company subsequently retired 2,000,000 of Mr. Ryan's cancelled options, and such options will no longer be available for future issuance under the Amended 1997 Plan. For a more detailed description of the Company's arrangements with Mr. Ryan, see the "Report of the Compensation Committee of the Board of Directors" on page 19 of this Proxy Statement.

CORPORATE GOVERNANCE

     The Company has long believed that good corporate governance is important to ensure that it is managed for the long-term benefit of its stockholders. During the past year, the Company has continued to review its corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. The Company has also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new rules of the Commission and the new rules of the NASDAQ Stock Market.

     Based on this review, in February 2004, the Company's Board of Directors adopted Corporate Governance Guidelines and restated charters for the Company's Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

     The Company makes available free of charge on its Internet Web site, found at www.doubleclick.net, the Company's current committee charters and Code of Ethics.

DETERMINATION OF INDEPENDENCE

     Under NASDAQ rules that become applicable to the Company on the date of the annual meeting, a director of the Company will only qualify as an "independent director" if, in the opinion of the Company's Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Company's Board of Directors has determined that none of Messrs. Gregory, Murphy, Nunnelly, Peppers or Strohm has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these directors is an "independent director" as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors has responsibility for establishing broad corporate policies and reviewing the Company's overall performance rather than day-to-day operations. The Board's primary responsibility is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. The Board selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It participates in decisions that have a potential major economic impact on the Company. Management keeps the directors informed of company activity through regular written reports and presentations at Board and committee meetings.

     The Company has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board of Directors has determined that all of the members of each of the Board's three standing committees are independent as defined under the new rules of the NASDAQ Stock Market that become applicable to the Company on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act. In addition, all of the members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market that apply to the Company until the date of the Annual Meeting.

     Audit Committee. The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent auditors, the scope of the annual audit fees to be paid to the independent auditors, and the reporting of the Company's independent auditors. The Audit Committee currently consists of Messrs. W. Grant Gregory (Chair), Mark E. Nunnelly and Don Peppers. Each member of the Audit Committee is able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. The Board of Directors has determined that Mr. Gregory is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K.

     Compensation Committee. The Compensation Committee reviews and approves corporate goals and objectives relevant to CEO compensation, determines CEO compensation, reviews and approves, or makes recommendations to the Board of Directors concerning the salaries and incentive compensation of directors, executive officers of the Company and the Company's other employees and consultants. The Compensation Committee of the Board of Directors also administers the Company's stock option plans and certain of the Company's other benefit plans. The Compensation Committee currently consists of Messrs. W. Grant Gregory, Thomas S. Murphy and David N. Strohm (Chair).

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and recommends individuals qualified to become members of the Board of Directors, and also develops and recommends to the Board a set of corporate governance principles applicable to the Company. The Nominating and Corporate Governance Committee currently consists of Messrs. Thomas S. Murphy, Mark E. Nunnelly and David N. Strohm (Chair). The Nominating and Corporate Governance Committee will consider for nomination to the Board of Directors candidates suggested by the stockholders, provided that such recommendations are delivered to the Company, with an appropriate biographical summary, no later than the deadline for submission of stockholder proposals. See "Stockholder Proposals" on page 21 of this Proxy Statement.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During 2003, the Board of Directors held seven meetings and acted one time by unanimous written consent. The Compensation Committee held four meetings in 2003 and acted one time by unanimous written consent. The Audit Committee held nineteen meetings in 2003. The Nominating and Corporate Governance Committee held one meeting in 2003. Each director attended or participated in 75% or more of the meetings held by the Board of Directors and the meetings held by the committees on which he served.

     The Company's Corporate Governance Guidelines provide that directors are encouraged to attend the annual meeting of stockholders. One director attended the 2003 annual meeting of stockholders.

DIRECTOR CANDIDATES

     The process to be followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates shall include requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

     In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in the Company's Corporate Governance Guidelines. These criteria include the candidate's integrity, business acumen, knowledge of the Company's business and industry, and experience. The Committee will not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

     Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of Common Stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, DoubleClick Inc., 111 Eighth Avenue, 10th Floor, New York, NY 10011. Assuming that appropriate biographical and background material has been provided no later than the deadline for submission of stockholder proposals, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it will follow for candidates submitted by others.

     Stockholders also have the right under the Company's bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under "Stockholder Proposals."

COMMUNICATING WITH THE INDEPENDENT DIRECTORS

     The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Board (if an independent director) or otherwise the Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company's General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

     In connection with procedures approved by a majority of the independent directors, communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

     Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Corporate Secretary, DoubleClick Inc., 111 Eighth Avenue, 10th Floor, New York, NY 10011.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Messrs. W. Grant Gregory, Thomas S. Murphy and David N. Strohm. No interlocking relationship has existed between members of the Company's Compensation Committee and the board of directors or compensation committee of any other company.

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2003, included in the Company's Annual Report on Form 10-K. The Audit Committee operates under a written charter adopted by the Board of Directors on April 16, 2003, which was restated on February 6, 2004. A copy of the Company's restated Audit Committee Charter is included in this Proxy Statement as Appendix A.

MEMBERSHIP OF AUDIT COMMITTEE

     The Audit Committee consists of the following members of the Company's Board of Directors: W. Grant Gregory, Mark E. Nunnelly and Don Peppers. Each of the members is an "independent director" under the proposed rules of the NASDAQ Stock Market governing the qualifications of the members of audit committees.

ROLE OF AUDIT COMMITTEE AND REVIEW WITH MANAGEMENT

     The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, and reviews the Company's financial disclosures. In fulfilling its oversight responsibilities, the Audit Committee reviews the audited financial statements in the Annual Report on Form 10-K and interim financial statements with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee ensures that the Board of Directors receives reports on its meetings. The Audit Committee also considers and selects the Company's independent auditors, reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews the independent auditors' fees.

     The Audit Committee held nineteen meetings during the fiscal year ended December 31, 2003. The meetings were designed to facilitate and encourage communication among members of the Audit Committee and management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT ACCOUNTANTS

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has reviewed audited financial statements for the fiscal year ended December 31, 2003 and has discussed these financial statements with management and PricewaterhouseCoopers LLP. The Audit Committee's review included discussion with PricewaterhouseCoopers LLP of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) ("SAS 61"). SAS 61 requires the Company's independent auditors to discuss with the Audit Committee, among other things, the following:

     - methods to account for significant and/or unusual transactions;

     - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

     - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

     - disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

     In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management and considered the compatibility of non-audit services with the auditors' independence. PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

CONCLUSION

     Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Audit Committee and Board of Directors also have recommended the stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for fiscal year 2004.

                                          THE AUDIT COMMITTEE
                                          W. Grant Gregory
                                          Mark E. Nunnelly
                                          Don Peppers

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors reviews and approves corporate goals and objectives relevant to CEO compensation, determines CEO compensation, reviews and approves, or makes recommendations to the Board of Directors concerning the salaries and incentive compensation of directors, executive officers of the Company and the Company's other employees and consultants. The Compensation Committee is also responsible for the administration of the Company's stock option plans under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 2003. The Compensation Committee operates under a written charter adopted by the Board of Directors on April 16, 2003, and which was restated on February 6, 2004. A copy of the Company's restated Compensation Committee Charter is included in this Proxy Statement as Appendix B.

     GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the Company's development and financial success and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of three elements: (i) base salary, (ii) annual bonus and (iii) long-term stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     FACTORS. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for 2003 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

     Base Salary. The base salary for each executive officer is subjectively determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and outside of the Company's industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

     Annual Bonus. During the last year, the executive officers of the Company were eligible for discretionary annual bonuses, as determined by the Compensation Committee. Factors considered in determining the annual bonus were personal performance and the Company's achievement of performance goals as compared to a group of peer companies, which is intended to correlate to stockholder value. The group of peer companies and the performance goals are reviewed annually. The Compensation Committee reviews the individual executive performance and Company targets and approves the amount of actual bonuses awarded.

     Long-Term Incentive Compensation. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in installments, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

     The number of shares subject to each option grant is subjectively determined by the Compensation Committee at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. Stock options to purchase an aggregate of 1,113,000 shares of the Company's Common Stock were granted to executive officers in 2003.

     CEO COMPENSATION. The plans and policies discussed above were the basis for the 2003 compensation of the Company's Chief Executive Officer, Kevin P. Ryan. In advising the Board of Directors with respect to this compensation, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary and bonus competitive with that paid by companies within the Company's industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and
(ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation. In accordance with these objectives, Mr. Ryan received a base salary of $360,000 for 2003 and a bonus of $444,600. The Company granted 400,000 stock options to Mr. Ryan in 2003 and he currently holds a total of 3,305,600 unexercised stock options.

     OPTION CANCELLATION ARRANGEMENTS. On February 3, 2003, the Company completed a voluntary stock option cancellation arrangement with Mr. Kevin Ryan. The last sale price of the Company's Common Stock reported by the NASDAQ National Market was $6.24 on February 3, 2003. The purpose of these arrangements was to provide Mr. Ryan with the benefit of owning options that may provide increased value over a shorter period of time. Specifically, the following options to purchase shares of Common Stock granted to Mr. Ryan, totaling options to purchase 2,137,084 shares, were cancelled on February 3, 2003: (i) options to purchase 1,500,000 shares with an exercise price of $80.03 due to expire on November 30, 2009, (ii) options to purchase 380,000 shares with an exercise price of $99.50 due to expire on January 6, 2010, (iii) options to purchase 2,625 shares with an exercise price of $80.56 due to expire on March 1, 2010,
(iv) options to purchase 250,000 shares with an exercise price of $31.38 due to expire on August 18, 2010 and (v) options to purchase 4,459 shares with an exercise price of $30.19 due to expire on August 21, 2010. In exchange for cancellation of these options, the vesting schedule for Mr. Ryan's option to purchase 700,000 shares of Common Stock granted on June 18, 2001 was amended so that 311,500 shares vested on March 1, 2003 and the remainder vests in substantially equal monthly installments over a 25 month period commencing April 1, 2003. Prior to this amendment, this option would have fully vested on June 18, 2006. There was no change to the term or exercise price of this option. The option expires on June 18, 2011 and has an exercise price of $11.58 per share.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under the Company's stock plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company's stock plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

                                          THE COMPENSATION COMMITTEE
                                          W. Grant Gregory
                                          Thomas S. Murphy
                                          David N. Strohm

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total stockholder return on the Company's Common Stock since December 31, 1998 through December 31, 2003 with the cumulative total return for the NASDAQ Stock Market (U.S.) Index and the Amex Inter@ctive Week Internet Index. This graph assumes the investment of $100 on December 31, 1998 in the Company's Common Stock, the NASDAQ Stock Market (U.S.) Index and Amex Inter@ctive Week Internet Index and assumes all dividends are reinvested. Measurement points are the last trading day for each respective fiscal year.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
          AMONG DOUBLECLICK INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                    AND AMEX INTER@CTIVE WEEK INTERNET INDEX

                              (PERFORMANCE GRAPH)

                      12/31/98      12/31/99      12/31/00      12/31/01      12/31/02      12/31/03
                      --------      --------      --------      --------      --------      --------
 DoubleClick
  Inc. .............   $100.00      $1,137.36      $ 98.88       $101.93       $50.88        $92.58
 NASDAQ Stock Market
  (U.S.)............    100.00         190.62       127.67         70.42        64.84         91.16
 Amex Inter@ctive
  Week Internet
  Index.............    100.00         241.84       148.00         77.43        44.44         75.34

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and the NASDAQ Stock Market. Officers, directors and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all reports they file pursuant to Section 16(a).

     Based solely on a review of the copies of such reports furnished to us, and representations received from the Company's directors and officers in annual questionnaires, the Company has determined that, during 2003, all filing requirements applicable to its directors and officers were complied with, except for a Form 5 filed by Mr. Rosenblatt on February 11, 2004 relating to shares of Common Stock of the Company over which Mr. Rosenblatt acquired beneficial ownership in June 2000 by virtue of marriage.

                            EXPENSES OF SOLICITATION

     The Company bears all expenses incurred in connection with the solicitation of proxies. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock held in their names. The Company has engaged Georgeson Shareholder Communications Inc. to assist in distributing proxy materials, soliciting proxies and in performing other proxy solicitation services for a fee of $6,500 plus their out-of-pocket expenses. Proxies may be solicited personally or by telephone by regular employees of the Company without additional compensation as well as by employees of Georgeson.

                             STOCKHOLDER PROPOSALS

     Stockholder Proposals for the 2005 Annual Meeting. If you are interested in submitting a proposal for inclusion in the proxy statement for the Company's 2005 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934. To be eligible for inclusion, the Company must receive your stockholder proposal intended for inclusion in the proxy statement for the 2005 annual meeting of stockholders at the address noted below no later than December 29, 2004.

     Advance Notice Procedures. The Company's by-laws require stockholders to give advance notice of any stockholder nominations of Directors and of any other matter stockholders wish to present for action at an annual meeting of stockholders (other than matters to be included in the Company's proxy statement, which are discussed in the previous paragraph). The required notice must be given within a prescribed time frame, which is generally calculated by reference to the date of the proxy statement relating to the Company's most recent annual meeting. Accordingly, with respect to the Company's 2005 annual meeting of stockholders, the by-laws would require notice to be provided to the Company's Corporate Secretary at the Company's principal offices no earlier than November 29, 2004 and no later than December 29, 2004. If a stockholder fails to provide timely notice of a proposal to be presented at the 2005 annual meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal that may come before the meeting.

                                   FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder upon written request to DoubleClick. Please address all such requests to DoubleClick Inc., 111 Eighth Avenue, 10th Floor, New York, New York 10011, Attention: Corporate Secretary.

                                 OTHER MATTERS

     The Board of Directors knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. Pursuant to the Company's by-laws, the deadline for stockholders to notify the Company of any proposals for director nominations to be presented for action at the Annual Meeting has passed. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     Householding of Annual Meeting Materials. Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or annual report may have been sent to multiple shareholders in your household. The Company will promptly deliver a separate copy of either document to you if you call or write the Company at:

              DoubleClick Inc.
              111 Eighth Avenue
              10th Floor
              New York, NY 10011
              Attn: Investor Relations
              212-683-0001

     If you want to receive separate copies of the annual report and this Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

                               ELECTRONIC VOTING

     If you own your shares of Common Stock of record, you may authorize the voting of your shares over the Internet at <www.proxyvote.com> or telephonically by calling 1-800-690-6903 and by following the instructions on the enclosed proxy card. Authorization submitted over the Internet or by telephone must be received by 11:59 P.M. on June 6, 2004.

     Use of these Internet or telephonic voting procedures constitutes your authorization of Automatic Data Processing, Inc. (ADP) to deliver a proxy card on your behalf to vote at the Annual Meeting in accordance with your Internet or telephonically communicated instructions.

     If the shares you own are held in "street name" by a bank or brokerage firm, your bank or brokerage firm will provide a vote instruction form to you with this Proxy Statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.

                                          By Order of the Board of Directors

                                          Kevin P. Ryan
                                          Chief Executive Officer and Director
April 26, 2004

WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES OR CANADA), OR FOLLOW THE INSTRUCTIONS PROVIDED FOR VOTING BY PHONE OR VIA THE INTERNET, IF APPLICABLE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                      APPENDIX A

                                DOUBLECLICK INC.

                            AUDIT COMMITTEE CHARTER

A.  PURPOSE

     The purpose of the Audit Committee is to assist the Board of Directors' oversight of:

        - the integrity of the Company's financial statements;

        - the independent auditor's qualifications and independence;

        - the reporting of the Company's independent auditors; and

        - the accounting functions and internal controls of the Company.

B.  STRUCTURE AND MEMBERSHIP

     1. Number. The Audit Committee shall consist of at least three members of the Board of Directors.

     2. Independence. Except as otherwise permitted by the applicable rules of the NASDAQ Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be "independent" as defined by such rules and Act and have not participated in the preparation of the financial statements of the Company at any time during the past three years.

     3. Financial Literacy. Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. In addition, at least one member must have past experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a CEO, CFO or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board of Directors and as permitted by the NASDAQ Stock Market, the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) or other applicable law or regulation (in which case disclosure of such determination shall be made in the Company's annual report filed with the Securities and Exchange Commission (the "SEC")), at least one member of the Audit Committee shall be a "financial expert" (as defined by applicable NASDAQ and SEC rules).

     4. Chair. Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

     5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than fees paid in his or her capacity as a member of the Board of Directors or a committee of the Board.

     6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.  AUTHORITY AND RESPONSIBILITIES

     GENERAL

     The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

     OVERSIGHT OF INDEPENDENT AUDITORS

     1. Selection. The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

     2. Independence. The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. In addition, the Audit Committee shall confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act of 2002. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

     3. Compensation. The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

     4. Preapproval of Services. The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

     5. Oversight. The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, obtain and review the reports required to be made by the independent auditor regarding:

        -- critical accounting policies and practices;

        -- alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

        -- other material written communications between the independent auditor and Company management.

     REVIEW OF AUDITED FINANCIAL STATEMENTS

     6. Discussion of Audited Financial Statements. The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU sec.380) requires discussion.

     7. Recommendation to Board Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

     8. Audit Committee Report. The Audit Committee shall prepare a report for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders.

     REVIEW OF OTHER FINANCIAL DISCLOSURES

     9. Independent Auditor Review of Interim Financial Statements. The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

     CONTROLS AND PROCEDURES

     10. Oversight. The Audit Committee shall coordinate the Board of Director's oversight of the Company's internal accounting controls, the Company's disclosure controls and procedures and the Company's code of conduct. The Audit Committee shall receive and review the reports of the Chief Executive Officer and Chief Financial Officer required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

     11. Procedures for Complaints. The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     12. Related-Party Transactions. The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

     13. Additional Powers. The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.  PROCEDURES AND ADMINISTRATION

     1. Meetings. The Audit Committee shall meet (in person or by telephonic meeting) as often as it deems necessary in order to perform its responsibilities. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee periodically shall meet separately with: (i) the Company's independent auditor and (ii) Company management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

     2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

     3. Reports to Board. The Audit Committee shall ensure that the Board of Directors receives regular reports of the Audit Committee's meetings.

     4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

     5. Independent Advisors. The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of

         Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

     6. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

     7. Funding. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay ordinary administrative expenses of the Audit Committee that are necessary or appropriate to carrying out its duties.

     (As restated by the Board of Directors on February 6, 2004.)

                                                                      APPENDIX B

                                DOUBLECLICK INC.

                         COMPENSATION COMMITTEE CHARTER

A.  PURPOSE

     The purpose of the Compensation Committee is (i) to discharge the responsibilities of the Board of Directors of DoubleClick Inc. (the "Company") relating to compensation of the Company's executive officers and (ii) to provide oversight of the Company's benefit, perquisite and employee equity programs.

B.  STRUCTURE AND MEMBERSHIP

     1. Number. The Compensation Committee shall consist of at least two members of the Board of Directors.

     2. Independence. Except as otherwise permitted by the applicable rules of the NASDAQ Stock Market, each member of the Compensation Committee shall be an "independent director" as defined by the applicable rules of the NASDAQ Stock Market.

     3. Chair. Unless the Board of Directors elects a Chair of the Compensation Committee, the Compensation Committee shall elect a Chair by majority vote.

     4. Compensation. The compensation of Compensation Committee members shall be as determined by the Board of Directors.

     5. Selection and Removal. Members of the Compensation Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Compensation Committee from such committee, with or without cause.

C.  AUTHORITY AND RESPONSIBILITIES

    GENERAL

     The Compensation Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management, in accordance with its business judgment.

    COMPENSATION MATTERS

     1. CEO Compensation. The Compensation Committee shall annually review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer (the "CEO"), evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on this evaluation.

     2. Executive Officer Compensation. The Compensation Committee shall review and approve executive officer (including CEO) compensation, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation. The Compensation Committee or a majority of the independent directors of the Board shall meet without the presence of executive officers when approving CEO compensation but may, in its discretion, invite other executive officers to be present during approval of another executive officer's compensation.

     3. Plan Recommendations and Approvals. The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans. In addition to any recommendation provided by the Compensation Committee to the full Board of Directors, the Compensation Committee or a majority of the independent directors of the Board shall approve any tax-qualified, non-discriminatory employee benefit plans (and any parallel nonqualified plans) for which stockholder approval is not sought and pursuant to which options or stock may be acquired by officers, directors, employees or consultants of the Company.

     4. Incentive Plan Administration. The Compensation Committee shall exercise all rights, authority and functions of the Board of Directors under all of the Company's stock option, stock incentive, employee stock purchase and other equity-based plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; provided, however, that, except as otherwise expressly authorized to do so by a plan or resolution of the Board of Directors, the Compensation Committee shall not be authorized to amend any such plan. To the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such equity-based plan to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company.

     5. Director Compensation. The Compensation Committee shall periodically review and make recommendations to the Board of Directors with respect to director compensation.

     6. Compensation Committee Report on Executive Compensation. The Compensation Committee shall prepare a report for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders.

     7. Compensation Committee Report on Repricing of Options/SARs. If during the last fiscal year of the Company (while the Company was a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act")) any adjustment or amendment was made to the exercise price of any stock option or stock appreciation right previously awarded to a "named executive officer" (as such term is defined from time to time in Item 402(a)(3) of Regulation S-K), the Compensation Committee shall furnish the report required by Item 402(i) of Regulation S-K.

     8. Additional Powers. The Compensation Committee shall take such other action with respect to compensation matters as may be delegated from time to time by the Board of Directors.

D.  PROCEDURES AND ADMINISTRATION

     1. Meetings. The Compensation Committee shall meet (in person or by telephonic meeting) as often as it deems necessary in order to perform its responsibilities, but at least twice per year. The Compensation Committee may also act by unanimous written consent in lieu of a meeting. The Compensation Committee shall keep such records of its meetings as it shall deem appropriate.

     2. Subcommittees. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances (including (a) a subcommittee consisting of a single member and (b) a subcommittee consisting of at least two members, each of whom qualifies as a "non-employee director," as such term is defined from time to time in Rule 16b-3 promulgated under the Exchange Act, and an "outside director," as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder).

     3. Reports to Board. The Compensation Committee shall ensure that the Board of Directors receives regular reports of the Compensation Committee's meetings.

     4. Charter. The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

     5. Consulting Arrangements. The Compensation Committee shall have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation and shall have authority to approve the consultant's fees and other retention terms.

        The Compensation Committee shall also have authority to commission compensation surveys or studies as the need arises. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such consultants as established by the Compensation Committee.

     6. Independent Advisors. The Compensation Committee shall have the authority, without further action by the Board of Directors, to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Compensation Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Compensation Committee.

     7. Investigations. The Compensation Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Compensation Committee or any advisors engaged by the Compensation Committee.

     (As restated by the Board of Directors on February 6, 2004.)

                                 FORM OF PROXY

                                DOUBLECLICK INC.

                             ---------------------

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 7, 2004

       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

     The undersigned stockholder of DoubleClick Inc. hereby appoints Kevin P. Ryan and Bruce D. Dalziel, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of DoubleClick Inc. to be held at the Company's principal offices located at 111 Eighth Avenue, 10th Floor, New York, New York at 9:30 a.m. (New York time).

1.  ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)

     NOMINEES:  Thomas S. Murphy, Mark E. Nunnelly, Kevin J. O'Connor

     [ ] FOR ALL          [ ] WITHHOLD ALL          [ ] FOR ALL EXCEPT:

    INSTRUCTION: To withhold authority to vote, mark "FOR ALL EXCEPT" and write the nominee's name(s) on the space provided below.

     -----------------------------------------------------------------

2.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

     the proposal to ratify the selection of PricewaterhouseCoopers LLP, independent public auditors, as auditors of the Company as described in the Proxy Statement.

3. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership or limited liability company, please sign full entity name by an authorized person.

                                                            ------------------------------------------------------
                                                            ------------------------------------------------------
                                                            Name(s) of Stockholder

                                                            ------------------------------------------------------
                                                            ------------------------------------------------------
                                                            Signature(s) of Stockholder

                                                            ------------------------------------------------------
                                                            Dated